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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-76181 and No. 333-33642) of Apex Silver Mines Limited of our report dated February 13, 2002 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
May 23, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS